UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2012

Gladstone Commercial Corporation

(Exact name of registrant as specified in its chapter)

Maryland	001-33097	02-0681276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 1, 2012, Gladstone Commercial Corporation (the “Company”), through seven of its wholly-owned subsidiaries (the “Borrowers”), entered into a loan agreement with KeyBank National Association (the “Lender”). The loan agreement contains affirmative and negative covenants that are customary for loans of this type. The Borrowers concurrently executed a promissory note evidencing a $34.0 million loan payable to the Lender. The Company used the proceeds of the promissory note, along with existing cash on hand, to repay its $45.3 million mortgage, which, with extension options, was due October 1, 2013. The Company repaid the mortgage in full on October 1, 2012 without incurring any exit fees.

The promissory note has a maturity date of October 1, 2022, and accrues interest at a rate of 4.86% per year (the “Interest Rate”). The Company may not repay the promissory note prior to the last three months of the term, or it would be subject to a substantial prepayment penalty.

Upon the occurrence of an Event of Default (as defined in the loan agreement) the Lender is entitled to receive interest at a default rate of 5% per annum above the Interest Rate, but in no event greater than the maximum rate permissible by law. The Lender may declare the debt and other obligations of the Borrowers to be immediately due and payable upon certain Events of Default including, among others, certain payment defaults, and noncompliance with or breach of covenants and conditions, subject to applicable cure periods in some cases. Further, upon certain Events of Default regarding assignments and bankruptcy or insolvency events, subject to applicable cure periods, the debt and other obligations of the Borrowers will be immediately due and payable. An Event of Default under any of loan documents (as defined in the loan agreement) constitutes an Event of Default under each of the other loan documents.

In connection with the loan agreement the Company entered into a guaranty agreement in favor of the Lender unconditionally guaranteeing liabilities of the Borrowers under the loan agreement.

The foregoing summary of the loan agreement, promissory note and guaranty agreement is qualified in its entirety by reference to the complete text of the loan agreement, promissory note and guaranty agreement, which are incorporated by reference as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibit 10.1 - Loan Agreement between NH10 CUMMING GA LLC, D08 MARIETTA OH LLC, MPI06 MASON OH LLC, SRFF08 READING PA, L.P., RPT08 PINEVILLE NC, L.P., IPA12 ASHBURN VA SPE LLC, and FTCHI07 GRAND RAPIDS MI LLC and KeyBank National Association, dated as of October 1, 2012.

Exhibit 10.2 - Promissory Note in favor of KeyBank National Association, dated as of October 1, 2012.

Exhibit 10.3 - Guaranty Agreement, dated as of October 1, 2012 by Gladstone Commercial Corporation.

Exhibit 99.1 - Press release dated October 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation (Registrant)

October 3, 2012	By: /s/ Danielle Jones
(Danielle Jones, Chief Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan Agreement between NH10 CUMMING GA LLC, D08 MARIETTA OH LLC, MPI06 MASON OH LLC, SRFF08 READING PA, L.P., RPT08 PINEVILLE NC, L.P., IPA12 ASHBURN VA SPE LLC, and FTCHI07 GRAND RAPIDS MI LLC and KeyBank National Association, dated as of October 1, 2012.

10.2	Promissory Note in favor of KeyBank National Association, dated as of October 1, 2012.

10.3	Guaranty Agreement, dated October 1, 2012 by Gladstone Commercial Corporation.

99.1	Press Release dated October 2, 2012.